SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Proxy Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission (only as permitted by Rule 14c-5(d)(2))
[X]	Definitive Information Statement
[ ]	Definitive Additional Materials

TERRA NOSTRA TECHNOLOGY LTD.
(Name of Registrant as Specified in its Charter)

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

(Name of Person(s) Filing Information Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction: 0

(5)	Total fee paid: 0

[ ]	Fee paid previously with Preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing fee for which the offsetting fee was paid  previously. Identify the previous filing by registration filing.

(1) Amount Previously Paid: (2) Form, Schedule or Registration Statement No. (3) Filing Party:

Date Filed: December 22, 2004

TERRA NOSTRA TECHNOLOGY LTD.

1, Place Ville Marie, Suite 2818

Motnreal, Quebec, Canada H3B 4R4

(514) 845-0084

NOTICE OF PROPOSAL FOR:

(1) APPROVAL OF ACQUISTION AGREEMENT

(2) REVERSE SPLIT OF OUTSTANDING SHARES

AND

(3) CHANGE THE NAME OF THE CORPORATION TO

“TERRA NOSTRA RESOURCES CORP.”

NOTICE IS HEREBY GIVEN that the management of TERRA NOSTRA TECHNOLOGY LTD., a Nevada corporation (the "Corporation"), will be soliciting approval from shareholders of record that hold a majority of the Corporation’s issued and outstanding shares (the “Majority Shareholders”) as of December 16, 2004, of a proposal to (1) approve an Acquisition Agreement dated December 11, 2004 (the “Acquisition Agreement”), with RTO Investments Corp., a Bahamian corporation (“RTO”) to allow the Corporation to enter into a Joint Venture Contract with Shandong Jinpeng Copper co. Ltd. a private corporation; (2) for the reverse split of the Corporation’s issued and outstanding shares of common stock as of a record date of December 31, 2004 on a 10:1 basis, pursuant to the requirements of the Acquisition Agreement, with all fractional shares rounded up to the next whole number (the “Reverse Split”) and with the Corporation’s authorized amount of shares of common stock to remain at 100 million subsequent to the Reverse Split; and (3) change the name of the Corporation to “TERRA NOSTRA RESOURCES CORP.”.

The Corporation’s management, upon receipt of the form of written consent attached hereto as Exhibit A from the Majority Shareholders, will effect such written consent by filing a Certificate of Amendment with the Nevada Secretary of State with regards to the reverse split and name change and issue and deliver 38 million post-reverse split shares of its common stock to RTO. Due to the fact that the management of the Corporation holds the voting power over a majority of the Corporation’s common stock, it is expected that the Certificate of Amendment will be filed immediately following distribution of this Notice and attached Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,

/s/ RICHARD ST. JULIEN

Richard St. Julien, Vice President and Secretary

Montreal, Quebec

December 16, 2004

INFORMATION STATEMENT

REGARDING A CORPORATE ACTION

Written Resolutions of the Shareholders

This Information Statement is furnished in connection with a proposed written resolution that Terra Nostra Technology Ltd., a Nevada Corporation (the “Corporation”) intends to have signed by shareholders owning a majority of the issued and outstanding shares of the Corporation’s common stock.  This Information Statement is being sent to shareholders of record as of December 16, 2004. The cost of distributing this Information Statement will be borne by the Corporation which may enlist the assistance, and reimburse the reasonable expenses, of banks and brokerage houses particularly in connection with their customers whose stock is not registered in the owner's name, but in the name of such banks or brokerage houses.  The mailing address of the Corporation’s business offices is 1, Place Ville Marie, Suite 2818, Motnreal, Quebec, Canada H3B 4R4.

Shareholders Entitled To Vote

Only shareholders of record of the Company's Common Stock at the close of business on December 16, 2004 were entitled to vote on the written resolution. On that date, 30,822,349 shares of Common Stock of the Corporation (the "Common Stock") were issued and outstanding. Each shareholder was entitled to one vote for each share held of record on the record date. The holders of a majority of the total shares of common stock outstanding on December 16, 2004 constituted a quorum for the transaction of business.  As management is not soliciting proxies, abstentions and broker non-votes will not be counted toward fulfillment of quorum requirements. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. A list of the shareholders of record as of December 16, 2004 will be filed in the Corporation’s minute books as an attachment to the written resolution.

Voting On The Written Resolutions

The passing of the proposal requires the affirmative vote of at least 15,411,175 shares of the shares of the Corporation’s Common Stock issued and outstanding on December 16, 2004. There were 30,822,349 shares of Common Stock issued and outstanding on December 16, 2004. The Corporation’s management holds proxies for 18,084,892 shares.

Interest of Certain Persons in or Opposition to Matters to be Acted Upon

No person who has been a director or officer of the registrant at any time since the beginning of the last fiscal year, nor any associate of the foregoing persons, has any substantial interest, direct or indirect, by security holdings or otherwise, in the written resolution.

No director of the Corporation has informed the Corporation in writing that he intends to oppose any action to be taken by the Corporation at the meeting.

Proposals by Security Holders

There are no proposals by any security holders.

Matters To Be Approved In The Written Resolutions

On December 13, 2004, the Corporation’s Board of Directors passed a resolution to approve the Acquisition Agreement, the name change and approve the Reverse Split. The Board of Directors also resolved that the following the Reverse Split that the Corporation’s common stock would consist of 100 million authorized shares.

The Corporation will be seeking the approval of the written resolution by the Corporation’s shareholders holding a majority of the Corporation’s issued and outstanding shares of common stock.

Householding

On December 4, 2000, the Securities and Exchange Commission adopted amendments permitting companies and intermediaries to satisfy the delivery requirements for proxy statements and information statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement or information statement to those shareholders unless the Corporation is otherwise advised by the shareholders. “Householding” as this is commonly known, reduces the amount of duplicate information that shareholders receive and lowers the Corporation’s printing and mailing costs.

If you received multiple copies of this information and, in future, wish to receive only a single copy, please forward a written request to the attention of the Corporation’s Corporate Secretary by mail to 1, Place Ville Marie, Suite 2818, Motnreal, Quebec, Canada H3B 4R4.

If your household received a single copy of this information and you wish to receive multiple copies in the future, or if you would like to receive additional copies of this documentation, please forward a written request to the attention of the Corporation’s Corporate Secretary by mail to 1, Place Ville Marie, Suite 2818, Motnreal, Quebec, Canada H3B 4R4.

By Order of the Board of Directors

/s/ RICHARD ST. JULIEN

Richard St. Julien, Vice President and Secretary

Montreal, Quebec

December 22, 2004

EXHIBIT A

WRITTEN CONSENT OF

A MAJORITY OF THE SHAREHOLDERS OF

TERRA NOSTRA TECHNOLOGY LTD.

The undersigned, each a registered shareholder of Terra Nostra Technology Ltd., a Nevada corporation (the “Corporation”), as of the record date of December 16, 2004, and collectively holding a majority of the issued and outstanding shares of the Corporation’s common stock (collectively, the “Shareholders”), hereby consent to the taking of the following actions and hereby adopts, by written consent, the following resolutions pursuant to the laws of the State of Nevada:

WHEREAS, the Corporation’s Board of Directors (the “Board”) has requested the Shareholders’ approval of an Acquisition Agreement dated December 11, 2004 between the Corporation and RTO Investments Corp., a Bahamian corporation (“RTO”), for the acquisition of RTO’s rights to the opportunity to form a joint venture with Shandong Jinpeng Copper Co. Ltd., a Chinese corporation (“SJCC”), in exchange for 38 million shares of the Corporation’s common stock (the “Acquisition Agreement”);

WHEREAS, the Board has requested the Shareholders’ approval of the following transactions, pursuant to the terms of the Acquisition Agreement: (a) the reverse split of the Corporation’s issued and outstanding shares of common stock at a ratio of 10:1 (the “Reverse Split”); and (b) issuance of 38 million shares to RTO subsequent to the Reverse Split; and

WHEREAS, the Board has requested the Shareholders’ approval of a change of the Corporation’s name in light of the aforementioned transactions.

NOW THEREFORE BE IT RESOLVED THAT the Acquisition Agreement, and all transaction contemplated thereby, be, and it hereby is, authorized and approved by the Shareholders.

RESOLVED FURTHER, that the Reverse Split be and it hereby is authorized and approved, with all fractional shares rounded up to the next whole number and the Corporation’s authorized number of shares of common stock, immediately subsequent to the Reverse Split, remain at 100 million shares.

RESOLVED FURTHER, that the Corporation change its name to “TERRA NOSTRA RESOURCES CORP.”.

The undersigned, holding 18,084,892 shares of the Corporation’s common stock as of December 16, 2004, which shares constitutes a majority of the Corporation’s issued and outstanding shares on such date, hereby consent to and adopt the foregoing.

DATED:  December        , 2004